UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2020

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Americas Tower, 1177 Avenue of The Americas,
Suite 5100, New York, NY 10036

(Address of principal executive offices, including zip code)

888-622-1218

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement

On December 24, 2020, Future Fintech Group Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified on the signature page thereto (the “Purchasers”), pursuant to which the Company will sell to the Purchasers in a registered direct offering, an aggregate of 4,210,530 units (the “Units”), each consisting of one share of our common stock, par value $0.001 per share (“Common Stock”) and a warrant to purchase 1 share of our Common Stock, at a purchase price of $1.90 per unit, for aggregate gross proceeds to the Company of $8,000,007, before deducting fees to the placement agent and other estimated offering expenses payable by the Company. At the closing, the Company shall issue Units consisting of an aggregate of 4,210,530 shares of our Common Stock (“Shares”) and warrants to purchase up to an aggregate of 4,210,530 shares of our Common Stock at an exercise price of $2.15 per share (the “Investors’ Warrants”). The Investors’ Warrants have a term of five years and are exercisable by the holder at any time after the date of issuance.

Pursuant to the terms of the Purchase Agreement and subject to certain exceptions, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or file any registration statement or any amendment or supplement, other than the prospectus supplement, registration statement or amendment to the registration statement relating to the securities contemplated in the Purchase Agreement until 90 days after the closing date.

A.G.P./Alliance Global Partners is serving as the placement agent in connection with the offering under the Purchase Agreement pursuant to the terms of a placement agent agreement, dated December 24, 2020, between the Company and A.G.P (the “Placement Agent Agreement”) and A.G.P will receive a cash fee of 7% of the aggregate gross proceeds raised from the sale of the Shares and a warrant to purchase our Common Stock in an amount equal to 5% of the Shares from the offering (the “Placement Agent Warrant”) on substantially the same terms as the Investors’ Warrants, except that the Placement Agent Warrant has an exercise price of $2.375 per share and are not exercisable until June 24, 2021 as well as certain transfer restrictions pursuant to FINRA Rule 5110.

The Shares, Investors’ Warrants and Placement Agent Warrant (such warrants, collectively, the “Warrants”) are being offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3 previously filed with the U.S. Securities and Exchange Commission and declared effective on December 11, 2020 (File No. 333-224686) (the “Registration Statement”).

The Company has agreed to indemnify each of the Purchasers against certain losses resulting from its breach of any representations, warranties or covenants under agreements with the Purchasers, as well as under certain other circumstances described in the Purchase Agreement.

The representations, warranties and covenants contained in the Purchase Agreement and Warrants were made solely for the benefit of the parties to the Purchase Agreement and Warrants. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and Warrants and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the form of Purchase Agreement and forms of Warrants are filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and Warrants, which subsequent information may or may not be fully reflected in public disclosures.

The form of Purchase Agreement, form of Placement Agent Agreement, form of Investors’ Warrants and form Placement Agent Warrant are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K. The foregoing summary of the terms of the Purchase Agreement, Placement Agent Agreement, and Warrants is subject to, and qualified in its entirety by form of Purchase Agreement, form of Placement Agent Agreement, form of Investors’ Warrants, and form of Placement Agent Warrant, which are incorporated herein by reference.

Item 8.01 Other Events

On December 24, 2020, the Company issued a press release announcing the offering described in Item 1.01 above, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Exhibit 99.1 to this Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

4.1	Form of Investors’ Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of FisherBroyles, LLP
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agent Agreement
23.1	Consent of FisherBroyles, LLP (included in Exhibit 5.1)
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: December 28, 2020	By:	/s/ Shanchun Huang
	Name:	Shanchun Huang
	Title:	Chief Executive Officer

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